                                                                   EXHIBIT 4.2.2

                                                                    [4/93 Notes]

                     AMENDMENT TO NOTE PURCHASE AGREEMENT
                     ------------------------------------

          THIS AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of September 26, 1997 (the "Amendment"), amends that certain Note Purchase Agreement dated as of April 15, 1993, as amended from time to time prior to the date hereof (collectively, the "Agreement"), among THE MONEY STORE INC., a New Jersey corporation (the "Company"), and the several note purchasers named in Schedule I to the Agreement (together with their permitted successors, assigns, and transferees, the "Note Purchasers"; the Note Purchasers currently a party to the Agreement are named on Schedule I hereto), relating to the issuance and sale of the Company's 7.63% Senior Notes due April 15, 1998 (the "Notes").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company desires to amend the Agreement to, among other things, modify and amend certain of the covenants contained therein, and Note Purchasers holding at least a majority of the unpaid principal amount of the Notes are willing to agree to such amendments, subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          1.   Capitalized Terms.  Unless otherwise defined herein, capitalized
               -----------------
terms used herein shall have the respective meanings given thereto in the Agreement.

          2.   Amendment to the Agreement.  Subject to the terms and conditions
               --------------------------
set forth herein, and in reliance upon the representations and warranties set forth herein, the Agreement is amended, effective as of the date hereof, to delete Section 5.17(a) in its entirety and to insert the following new Section 5.17(a) in lieu thereof:

               (a) The Company will at all times maintain a ratio of Includable Assets to Includable Liabilities of not less than 1 to 1.4286.

          3.   Effectiveness of Amendment.  This Amendment shall become
               --------------------------
effective upon compliance with the provisions of Section 10 of the Agreement.

          4.   References.  On and after the date hereof, each reference in the
               ----------
Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Agreement as amended hereby.

          5.   Continued Effectiveness.  Except as specifically amended hereby,
               -----------------------
all of the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

          6.   No Waiver.  The execution, delivery, and effectiveness of this
               ---------
Amendment shall not operate as a waiver of any right, power or remedy of the Note Purchasers under the Agreement, nor constitute a waiver of any provision of the Agreement.

          7.   Counterparts.  This Amendment may be signed in any number of
               ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          8.   Governing Law.  This Amendment shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the state of New York (without regard to the conflict of law provisions thereof) including all matters of construction, validity and performance.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective representatives thereunto duly authorized as of the date first set forth above.

                                       THE MONEY STORE INC.



                                       By:______________________________
                                         Name: Morton Dear
                                         Title: Chief Financial Officer


                                       _________________________________
                                            Name of Note Purchaser
                                            (Please Print or Type)



                                       By:______________________________
                                        Name:
                                        Title:

                                      -2-